EXHIBIT 99.1

Contact:                        Frank Perez

Chief Financial Officer

615-599-2274

TENNESSEE COMMERCE BANCORP REPORTS

THIRD QUARTER 2010 RESULTS

FRANKLIN, Tenn. — (October 29, 2010) — Tennessee Commerce Bancorp, Inc. (NASDAQ: TNCC) today reported financial results for the third quarter ended September 30, 2010.  The Company reported a net loss of $1.1 million, before the preferred dividend or $0.12 per diluted share for the quarter ended September 30, 2010 compared with net income of $1.5 million, before the preferred dividend or $0.32 per diluted share, for the quarter ended September 30, 2009.  The Company also reported net income of $2.5 million, before the preferred dividend, or $0.37 for the nine months ended September 30, 2010, compared to a net loss of $7.2 million before the preferred dividend, or $1.53 for the nine months ended September 30, 2009.

The net interest margin of 3.77% was impacted by loan interest reversals of $1.5 million during the quarter.  The net interest margin would have been stable at 4.22%, excluding these interest reversals, when compared to the first two quarters of 2010.  The net interest margin for the nine months ended September 30, 2010 was 4.09% up from 3.49% for the first nine months ended September 30, 2010.

The increase in non-performing assets to $86.5 million during the quarter compared to $74.2 million at June 30, 2010 was mainly attributed to one relationship that totaled $17.3 million.  Non-performing assets would have been $69.2 million, a decrease of $5.0 million or 7.2%, when compared to the linked second quarter, exclusive of this relationship.  Repossessed assets, consisting primarily of transportation assets, decreased for the second consecutive quarter by $3.6 million to $32.7 million at September 30, 2010.  “While we saw a small pullback in the ATA truck tonnage index in August, we believe that industry trends will continue to rebound in response to economic recovery” stated Mike Sapp, President and Chief Executive Officer of Tennessee Commerce Bancorp, Inc.

The loan loss provision of $7.2 million for the quarter exceeded the net charge-offs of $5.8 million, resulting in a ratio of loan loss provision to net charge-offs of 124.1%.  The increase in charge-offs from the second quarter of $1.6 million was mainly attributed to a single credit of $1.1 million that had been on non-accrual where a bankruptcy distribution was anticipated, but recent events indicate that the timing of the distribution is uncertain.

Non-interest income was stable at $1.3 million for the quarter compared to $1.4 million for the quarter ended September 30, 2009.  Non-interest income is primarily attributable to fees associated with leveraged leases slightly offset by losses on repossessions and loan buybacks exceeding gains on loan sales.

Non-interest expenses increased to $8.3 million or 23.9% for the quarter compared to $6.7 million for the linked second quarter. The increase was mainly attributable to increased costs associated with professional fees, employee benefits, other real estate owned, repossessed assets and increased collection efforts that totaled $2.1 million during the quarter.

“The financial results this quarter included several non recurring events that will be discussed on our conference call.  While our customers remain cautious, we are optimistic that earnings momentum will grow in a more straight-line manner going forward.  We remain focused on enhancing our capital position and reducing the level of credit risk” stated Mike Sapp.

The efficiency ratio for the quarter was 61.0% compared to 47.1% in the second quarter.  The increase in the efficiency ratio for the quarter is mainly attributable to the $1.5 million in loan interest reversals combined with increase in regulatory expenses of $0.8 million and increases in professional expenses of $0.7 million.

The holding company and the bank continue to exceed the well capitalized regulatory guidelines at September 30, 2010, total risk-based capital was 12.42% for the holding company and 11.06% for the bank; Tier 1 capital was 11.16% for the holding company and 9.80% for the bank; and Tier 1 leverage capital was 10.34% for the holding company and 9.09% for the bank.  Tangible common book value per share for the quarter was $7.68.  This includes the dilutive effect of the additional 6.5 million shares of stock issued in a public offering during the quarter.  The ratio of tangible common equity to tangible assets was 6.60% at September 30, 2010.

Third Quarter Conference Call

Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=44678&k=BCE1B50D

Toll-free:     (877) 312-8781

International: (253) 237-1198

Tennessee Commerce will provide an online, real-time webcast and rebroadcast of its third quarter earnings conference call to be held at 11:00 a.m. Eastern on October 29, 2010.  The live broadcast will be available online at http://www.tncommercebank.com under the Investor Relations tab.

An audio replay of the conference call will be available approximately two hours after the call’s completion on our website at http://www.tncommercebank.com under the Investor Relations tab or by dialing one of the following Dial-In Numbers and the Conference ID shown below:

Encore Dial In #: (800) 642-1687

Encore Dial In #: (706) 645-9291

Conference ID number: 19630984

The recording will be available on our website from: 10/29/2010 to 11/05/2010

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Company celebrated its tenth anniversary on January 14, 2010.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee, and it has loan production offices in Atlanta, Birmingham and Minneapolis.  Tennessee Commerce Bancorp’s stock is traded on the NASDAQ Global Market under the symbol TNCC.

Additional information concerning Tennessee Commerce can be accessed at www.tncommercebank.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about our regional economy and non-GAAP financial measures. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “outlook,” “estimate,” “continue,” “predict,” “project”,   “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, the effects of future economic, business and market conditions and changes, domestic and foreign, that may affect general economic conditions, governmental monetary and fiscal policies, negative developments in the financial services industry and U.S. and global credit markets, fluctuations in interest rates, changes in accounting policies, rules and practices,  other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date of this press release, and Tennessee Commerce undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release. Tennessee Commerce is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

TENNESSEE COMMERCE BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

	September 30,	December 31,
(Dollars in thousands, except share data)	2010	2009 (1)
ASSETS
Cash and due from banks	$17,693	$22,864
Federal funds sold	8,005	15,010
Cash and cash equivalents	25,698	37,874

Securities available for sale	79,242	93,668

Loans	1,241,669	1,171,301
Allowance for loan losses	(21,742)	(19,913)
Net loans	1,219,927	1,151,388

Premises and equipment, net	2,397	1,967
Accrued interest receivable	8,395	9,711
Restricted equity securities	2,169	2,169
Income tax receivable	—	68
Bank-owned life insurance	27,775	25,673
Other real estate owned	1,975	814
Reposessions	32,747	36,951
Other assets	19,745	23,149
Total assets	$1,420,070	$1,383,432

LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities
Deposits
Non-interest-bearing	$25,942	$30,111
Interest-bearing	1,235,063	1,212,431
Total deposits	1,261,005	1,242,542

Accrued interest payable	1,562	1,430
Accrued dividend payable	188	187
Short-term borrowings	—	14,000
Other liabilities	7,856	5,783
Long-term subordinated debt	25,621	23,198
Total liabilities	1,296,232	1,287,140
Shareholders equity
Preferred stock, 1,000,000 shares authorized; 30,000 shares of $0.50 par value Fixed Rate Cumulative Perpetual, Series A issued and outstanding at September 30, 2010 and December 31, 2009	15,000	15,000
Common stock, $0.50 par value; 20,000,000 shares authorized at September 30, 2010 and at December 31, 2009; 12,194,884 and 5,646,368 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	6,097	2,823
Common stock warrant	453	453
Additional paid-in capital	84,388	63,247
Retained earnings	17,447	16,056
Accumulated other comprehensive income (loss)	453	(1,287)
Total shareholders equity	123,838	96,292

Total liabilities and shareholders equity	$1,420,070	$1,383,432

(1)         The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

TENNESSEE COMMERCE BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(UNAUDITED)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
(Dollars in thousands except share data)	2010	2009	2010	2009
Interest income
Loans, including fees	$58,102	$55,904	$18,998	$19,334
Securities	2,492	4,089	489	1,301
Federal funds sold	37	12	24	7
Total interest income	60,631	60,005	19,511	20,642

Interest expense
Deposits	20,306	26,807	6,811	8,724
Other	1,400	1,483	367	494
Total interest expense	21,706	28,290	7,178	9,218

Net interest income	38,925	31,715	12,333	11,424

Provision for loan losses	16,243	26,889	7,193	5,250

Net interest income after provision for loan losses	22,682	4,826	5,140	6,174

Non-interest income
Service charges on deposit accounts	90	132	30	41
Securities gains	734	870	38	532
Gain (loss) on sale of loans	475	(649)	(55)	340
(Loss) gain on repossession	(3,998)	(1,165)	(1,990)	202
Other	5,575	631	3,272	238
Total non-interest income (loss)	2,876	(181)	1,295	1,353

Non-interest expense
Salaries and employee benefits	8,235	7,428	2,859	2,088
Occupancy and equipment	1,474	1,186	551	394
Data processing fees	1,529	1,148	522	449
FDIC expense	2,349	1,868	1,288	717
Professional fees	2,286	1,393	1,212	405
Other	5,666	3,314	1,887	966
Total non-interest expense	21,539	16,337	8,319	5,019

Income (loss) before income taxes	4,019	(11,692)	(1,884)	2,508

Income tax expense (benefit)	1,503	(4,463)	(785)	972
Net income (loss)	2,516	(7,229)	(1,099)	1,536
Preferred dividends	(1,125)	(1,171)	(375)	(375)

Net income (loss) available to common shareholders	$1,391	$(8,400)	$(1,474)	$1,161

Earnings (loss) per share (EPS):
Basic EPS	$0.20	$(1.77)	$(0.16)	$0.25
Diluted EPS	0.20	(1.77)	(0.16)	0.25

Weighted average shares outstanding:
Basic	6,871,025	4,733,882	9,277,422	4,736,823
Diluted	6,871,025	4,733,882	9,277,422	4,736,823

(amounts in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

LOAN BALANCES BY TYPE:
Commercial and Industrial	$671,013	$652,149	$651,382	$649,475	$637,016
Consumer	3,547	3,636	3,581	3,476	3,421
Real Estate:
Construction	118,376	131,187	135,416	142,109	206,512
1-4 Family	43,639	43,591	44,339	42,425	40,033
Other	290,383	268,743	268,119	259,220	198,653
Total Real Estate	452,398	443,521	447,874	443,754	445,198
Tax leass	114,711	97,753	83,334	74,596	74,070
Total	$1,241,669	$1,197,059	$1,186,171	$1,171,301	$1,159,705

ASSET QUALITY DATA:
Total Assets	$1,420,070	$1,389,528	$1,382,851	$1,383,432	$1,335,751
Nonaccrual Loans	47,351	34,041	34,792	19,151	28,854
Troubled debt	94	99	124	111	114
Total Non-Performing Loans (1)	47,445	34,140	34,916	19,262	28,968
Loans 90+ Days Past Due	4,340	2,943	6,232	1,328	1,332
Reposessions	32,747	36,336	39,993	36,951	24,440
Other Real Estate Owned	1,975	795	480	814	1,254
Total Non-Performing Assets (2)	53,666	37,779	41,504	21,293	31,440
Total Non-Performing Assets (Adj) (3)	$86,507	$74,214	$81,621	$58,355	$55,994

Non-Performing Loans to Total Loans	3.8%	2.9%	2.9%	1.6%	2.5%
Non-Performing Assets to Total Loans	4.3%	3.2%	3.5%	1.8%	2.7%
Non-Performing Assets to Total Assets	3.8%	2.7%	3.0%	1.5%	2.4%
Non-Performing Assets (Adj) to Total Assets	6.1%	5.3%	5.9%	4.2%	4.2%
Allowance for Loan Losses to Non-Performing Loans	47.3%	59.6%	57.6%	103.4%	68.0%
Allowance for Loan Losses to Total Loans	1.8%	1.7%	1.7%	1.7%	1.7%
Loans 30+ Days Past Due to Total Loans (loans not included in non-performing loans)	2.7%	2.2%	4.5%	4.5%	3.0%
Net Chargeoffs to Average Gross Loans	0.5%	0.4%	0.4%	0.3%	0.4%

NET CHARGE-OFFS FOR QUARTER	$5,797	$4,214	$4,403	$3,927	$4,498

Transportation & Other Equipment :
Nonaccrual Loans (included above)	$11,214	$24,297	$21,019	$11,596	$10,486
Loans 90+ Days Past Due (included above)	3,364	1,388	5,868	1,328	1,311
Reposessions	$22,478	$26,176	$29,299	$24,980	$21,262

(1)         Non-Performing loans are comprised of Nonaccrual Loans and Troubled Debt

(2)         Non Performing Assets are comprised of Nonaccruals, 90+ Days Past Due and ORE

(3)         Non Performing Assets (Adjusted) are comprised of Nonaccruals, 90+ Days past Due, ORE and Repossessions (consolidated)

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	2010 Q3	2010 Q2	2010 Q1	2009 Q4	2009 Q3
Total Assets	$1,420,070	$1,389,528	$1,382,851	$1,383,432	$1,335,751
Total Net Loans	1,219,927	1,176,713	1,166,061	1,151,388	1,140,015
Total Deposits	1,261,005	1,243,456	1,239,835	1,242,541	1,202,285
Reserves/ Loans (%)	1.75%	1.70%	1.70%	1.70%	1.70%
Shareholders’ Equity	123,838	100,782	98,407	96,292	92,772
Tangible Equity	93,684	70,651	68,299	66,207	62,710
Net Interest Income	12,333	13,343	13,249	13,201	11,424
Operating Revenue	13,628	14,237	13,936	11,825	12,777
Net Income (Loss) Available to Common Shareholders	(1,474)	1,511	1,354	1,276	1,161
Diluted Earnings (Loss) Per Share	$(0.16)	$0.26	$0.24	$0.27	$0.25
ROAA	-0.41%	0.44%	0.40%	0.38%	0.34%
ROACE	-7.09%	8.67%	8.13%	7.94%	7.46%
Net Interest Margin	3.77%	4.25%	4.25%	4.18%	3.61%
Total Equity/ Total Assets	8.72%	7.25%	7.12%	6.96%	6.95%
Total Capital Ratio - Bank	11.06%	10.95%	10.72%	10.63%	10.68%
Total Capital Ratio - Corporation	12.42%	10.99%	10.82%	10.81%	10.59%
Efficiency Ratio	61.04%	47.14%	46.71%	42.01%	47.14%
Pre-tax, Pre-Provision Income	4,934	7,151	7,052	6,482	7,383
Net Income	(1,099)	1,886	1,729	1,651	1,536
Net Income Available to Common SH	(1,474)	1,511	1,354	1,276	1,161
Average assets	1,411,351	1,376,347	1,371,526	1,307,205	1,294,717
Average Common Equity	82,466	69,450	67,073	63,265	61,301

PT,PP ROAA	0.26%	0.26%	0.13%	0.50%	0.43%
	273	180	90	365	273
	365	365	365	365	365
ROAA	-0.10%	0.11%	0.10%	0.10%	0.09%
ROEE	-1.79%	2.18%	2.02%	2.02%	1.89%

Average Balance Sheet

	3 months ended September 30,			3 months ended September 30,
	2010			2009
	Average		Average	Average		Average
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest Earning Assets
Securities - taxable	$74,225	$489	2.63%	$101,978	$1,301	4.96%
Loans	1,195,083	18,998	6.31%	1,139,510	19,334	6.73%
Securities-tax exempt
Fed funds sold	28,753	24	0.33%	10,707	7	0.26%
Interest-bearing accounts	1,298,061	19,511	5.97%	1,252,195	20,642	6.53%

Non-interest earning assets
Cash and due from banks	18,122			9,495
Net fixed assets and equipment	2,447			2,118
Accrued interest and other assets	92,721			79,468
Total assets	$1,411,351			$1,343,276

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest Earning Liabilities
Deposits (other than demand)	$1,214,770	$6,811	2.22%	$1,184,337	$8,724	2.92%
Fed funds purchased & FHLB Advances	2,953	2	0.27%	1,401	8	2.27%
Subordinated Debt	29,761	365	4.87%	33,198	486	5.81%
	1,247,484	7,178	2.28%	1,218,936	9,218	3.00%
Non-interest bearing liabilities
Non-interest bearing demand deposits	23,651			25,383
Other liabilities	27,241			7,606
Shareholders’s equity	112,975			91,351
Total Liabilities and Shareholders’ Equity	$1,411,351			$1,343,276

Net Interest/Spread			3.69%			3.53%

Net Interest Margin			3.77%			3.61%

Average Balance Sheet

	9 months ended September 30,			9 months ended September 30,
	2010			2009
	Average		Average	Average		Average
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest Earning Assets
Securities - taxable	$81,329	$2,492	4.07%	$104,123	$4,089	5.21%
Loans	1,174,401	58,102	6.61%	1,103,463	55,904	6.77%
Securities-tax exempt
Fed funds sold	17,201	37	0.29%	7,434	12	0.22%
Interest-bearing accounts	1,272,931	60,631	6.37%	1,215,020	60,005	6.60%

Non-interest earning assets
Cash and due from banks	14,315			8,905
Net fixed assets and equipment	2,188			2,205
Accrued interest and other assets	96,791			68,587
Total assets	$1,386,225			$1,294,717

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest Earning Liabilities
Deposits (other than demand)	$1,212,837	$20,306	2.24%	$1,118,552	$26,807	3.20%
Fed funds purchased & FHLB Advances	2,468	10	0.54%	16,596	75	0.60%
Subordinated Debt	33,629	1,390	5.53%	33,198	1,408	5.67%
	1,248,934	21,706	2.32%	1,168,346	28,290	3.24%
Non-interest bearing liabilities
Non-interest bearing demand deposits	23,204			23,855
Other liabilities	10,120			6,873
Shareholders’s equity	103,967			95,643
Total Liabilities and Shareholders’ Equity	$1,386,225			$1,294,717

Net Interest Spread			4.05%			3.36%

Net Interest Margin			4.09%			3.49%